Exhibit 99.1

MCEWEN MINING APPOINTS SYLVAIN GUERARD

AS SENIOR VICE PRESIDENT EXPLORATION

TORONTO, Apr 17, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of  Sylvain Guerard as Senior Vice President, Exploration.

Sylvain has over 25 years experience in mineral exploration across four continents. The scope of his work has been wide-ranging from generative to advanced stage exploration. Prior to joining McEwen Mining he spent seven years at Kinross, most recently serving as its Senior Vice President, Exploration; with responsibility for world-wide development and implementation of exploration strategy. Before Kinross, Sylvain worked in exploration at Barrick for eight years, Inmet for six years, and at two other firms.

“At McEwen Mining we consider exploration essential R&D. We believe that the discovery of new deposits or the reinvention of existing ones is the best method of creating value for our share owners. While I ran Goldcorp, the discovery and subsequent development of the High Grade Zone at the Red Lake Mine in Canada, propelled the company’s share price higher at a rate of 31% compounded annually for 11 years. While that experience is an extreme example, it did make me a strong believer in the power of innovation and perseverance in the field of exploration. Sylvain is a global exploration expert whose experience will accelerate the drive to our S&P 500 goal,”  stated Rob McEwen, Chief Owner.

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 300 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards,

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uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

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